NYSE: SGI N o v e m b e r 2 0 2 6

Global Scale, Vertical Integration: World’s leading bedding company with end-to-end capabilities from design and component and finished goods manufacturing to retail Omnichannel Reach & Iconic Brands: Portfolio of trusted brands and products, reaching consumers wherever they shop – online, in 2,800+ stores, and through a robust wholesale bedding and furnishings network Relentless Innovation & Consumer Insight: Industry-leading R&D, marketing investment, and consumer access fuel product differentiation and demand as sleep becomes ever more central to health and wellness Operational Excellence & Leverage: Structural advantages drive superior efficiency and cash flow Resilient Cash Generation & Disciplined Capital Allocation: Robust free cash flow and strong balance sheet supports business reinvestment, acquisitions, and shareholder returns Connected, Proven Leadership: Seasoned management team with track record of driving execution and growth across all business units 2 Poised for Industry Recovery: Positioned to grow sales and drive value as the $120 billion1 global bedding market rebounds SOMNIGROUP INVESTMENT THESIS

High-level strategic direction • Corporate governance • Capital allocation Tactical go-to-market strategy • Operational excellence • Passionate customer service 3 SOMNIGROUP’S STRUCTURE

4 CONSUMER-CENTRIC INNOVATION DIVERSIFIED PORTFOLIO MANUFACTURING & LOGISTICS OMNI-CHANNEL RETAIL • Advanced R&D capabilities driving continuous solutions- based innovation • Diverse brand portfolio includes highly recognized brands • Global manufacturing footprint with advanced manufacturing and logistics capabilities • Leading bedding retailer in the U.S. and UK • Integrated brick-and- mortar and e-commerce ecosystem The world’s leading bedding company, dedicated to enriching people’s lives through the power of a great night’s sleep. SOMNIGROUP

5 Optimize investments in sleep technology Improve targeted innovation Drive advertising share of voice Enhance consumer outcomes Accelerate continuous feedback loop Uniquely positioned to optimize consumer experience SOMNIGROUP

6 OPERATIONS FACILITIES W I T H RETAIL STORES 36,000+ Employees Manufacturing and R&D facilities Distribution centers Logistics fleet Mattress Firm retail stores Dreams retail stores Tempur® retail stores E-commerce platforms SOMNIGROUP ECOSYSTEM SOMNIGROUP’S VERTICALLY INTEGRATED STRATEGY

SOMNIGROUP’S GLOBAL MANUFACTURING FOOTPRINT 7 Includes wholly owned, joint venture, and licensing operations North America Tempur Sealy Tempur (3) Sealy & Other (28) Licensee (1) Leggett & Platt Bedding & Home Furnishings (57) Specialized Products (8) AsiaPac Tempur Sealy Joint Venture (8) Licensee (8) Leggett & Platt Bedding & Home Furnishings (4) Specialized Products (12) EMEA Tempur Sealy Tempur & Other (2) Joint Venture (1) Licensee (7) Leggett & Platt Bedding & Home Furnishings (11) Specialized Products (6) Dreams (1) South America Tempur Sealy Licensee (12) Leggett & Platt Bedding & Home Furnishings (1)

8 SOMNIGROUP’S GLOBAL BRICK-AND-MORTAR RETAIL FOOTPRINT Includes wholly owned and joint venture locations North America Tempur (123) Mattress Firm (2,152) AsiaPac Tempur (85) Joint Venture (126) Europe Tempur (152) Dreams (237)

SOMNIGROUP'S GLOBAL E-COMMERCE RETAIL FOOTPRINT


North America
Tempur Sealy (4)
Mattress Firm (1)
Europe
Tempur Sealy (20)
Dreams (2)
AsiaPac
Tempur (10)
Joint Venture (12)

With ~20%[1] of industry transactions occurring online, our 45+ owned e-commerce platforms provide scaled digital reach to serve consumers wherever they shop

Includes wholly owned and joint venture locations.

SOMNIGROUP 9

KINDRA BELLIS EVP, CIO DAVID MONTGOMERY EVP, GLOBAL BUSINESS DEVELOPMENT SOMNIGROUP EXECUTIVE TEAM c 10 SCOTT THOMPSON CHAIRMAN, CEO CLIFF BUSTER CEO STEVE RUSING CEO JONATHAN HIRST CEO TOM MURRAY EVP, CMO KINDEL NUÑO EVP, CHRO, GC BHASKAR RAO EVP, CFO KARL GLASSMAN CEO

SOMNIGROUP’S ROBUST CAPITAL ALLOCATION 11 INVESTMENTS IN GROWTH INITIATIVES CAPITAL RETURNED TO SHAREHOLDERS $1B invested in our plants and processes to drive operations $5.6B invested in accretive M&A activities $2B invested in share repurchases $400M+ invested in quarterly dividends 2020 - 2025 2.0x-3.0x target leverage2 range

12 SOMNIGROUP 2025 GLOBAL SALES* *Sales are presented on a gross basis, including intercompany sales. This reflects Leggett’s full year 2025 gross sales, adjusted to exclude the divested Aerospace business. The Mattress Firm Direct Bedding and North America direct bedding sales have been adjusted to exclude the divested Sleep Outfitters and Mattress Firm stores. 30% 26%3% 5% 5% 8% 23% Mattress Firm Direct Bedding North America Wholesale Bedding & Furnishings North America Direct Bedding International Wholesale Bedding & Furnishings International Direct Bedding Leggett Specialized Products Leggett Wholesale Bedding & Furnishings

13 A Leading U.S. Bedding Retailer

OVERVIEW – MATTRESS FIRM 14 LEADING OMNICHANNEL U.S. RETAILER 2,100+ brick-and-mortar retail stores integrated with e- commerce and sleep education platforms to enable a seamless consumer purchase journey STRONG CONSUMER ENGAGEMENT Robust consumer touchpoints with deep insight into evolving preferences to optimize the consumer purchase journey and sustain consumer loyalty EXCEPTIONAL RETAIL TALENT 5,400+ highly trained retail sales associates facilitate an educational and effective end-to-end consumer purchase journey DIVERSIFIED PRODUCT OFFERING Leading brands and complementary private labels provide a range of innovative consumer solutions

MATTRESS FIRM’S DIVERSIFIED PRODUCT OFFERINGS 15 Somnigroup Brands and Private Label Other Leading Brands • A leading retailer of Tempur-Pedic®, Sealy®, and Stearns & Foster® branded products • Exclusive retailer of Sleepy’s® and tulo® private label bedding manufactured by Tempur Sealy • A leading retailer of DreamCloud®, Purple®, Beautyrest®, Kingsdown®, Nectar®, Serta® and Ashley® branded products SOMNIGROUP BRANDS AND PRIVATE LABELS ARE EXPECTED TO REPRESENT A MID-60s PERCENTAGE OF MATTRESS FIRM’S 2026 SALES1

SCALE COMPETITIVE DIFFERENTIATORS 16 PRODUCT SELECTION Diverse and curated assortment CONVENIENCE Seamless experience nationwide on and offline RETAIL EXPERTISE Highly trained Sleep Experts EXPERIENCE Personalized to each consumer CONSUMER TOUCHPOINTS Data driven tools improving consumer outcomes LOGISTICS Accelerated order-to-deliver

SALES GROWTH OUTLOOK 17 Drive conversion and AOV through enhanced RSA training Invest in stores and products to improve consumer shopping experience Continuously align brick-and-mortar footprint to consumer demand Drive e-commerce traffic via strategic investments in digital marketing Positioned to benefit from the U.S. bedding industry normalization Develop compelling branded exclusive products and private brands

18 A Leading Global Bedding Manufacturer

OVERVIEW – TEMPUR SEALY 19 CORE COMPETENCIES GEOGRAPHICAL CONCENTRATION PRODUCTS SOLD IN COUNTRIES WORLDWIDE Consumer-Centric Innovation Leading Product Brands World-Class Manufacturing Integrated Marketing Extensive Logistics Capabilities ~70% Domestic ~30% International 100+

COMPETITIVE DIFFERENTIATORS 20 ICONIC BRANDS Consumer preferred supported by advertising DIVERSE PORTFOLIO Wide range of price points and technologies GLOBAL MANUFACTURING Extensive capabilities across 65+ plants LOGISTICS Global integrated logistics operations RESEARCH & DEVELOPMENT Advanced in-house technology and product development MARKETING Fully integrated data-driven marketing initiatives SCALE

BRAND PORTFOLIO 21 TEMPUR-PEDIC®: LEADING WORLDWIDE PREMIUM BEDDING BRAND Tempur-Pedic® uniquely adapts, supports, and aligns to you to deliver truly life-changing sleep $2,300-$10,600* STEARNS & FOSTER®: HIGH-END-TARGETED BRAND The world’s finest beds that are made with exceptional materials, time-honored craftsmanship and impeccable design $2,399-$5,999* SEALY®: #1 BEDDING BRAND1 Combines innovation, engineering and industry-leading testing to ensure quality and durability $400-$2,600* PRIVATE LABEL OFFERINGS: CUSTOMIZED PRODUCT Offers products for the value-oriented consumer *Retail prices for a standard queen mattress.

SUCCESSFUL OMNI-DISTRIBUTION PLATFORM

Wholesale Bedding & Furnishings

- Third-party retailers are our largest distribution channel
- Significant private label opportunity
- Valued win-win relationships with retailers

E-commerce

- Significant worldwide sales
- Highly profitable
- Direct customer relationships

Company-Owned Stores

- Luxury Tempur-Pedic® experiences
- Operate approximately 450+ stores worldwide and expanding direct customer relationships
- Highly profitable

TTM 3Q'26 Sales



NORTH AMERICA WHOLESALE BEDDING & FURNISHINGS INTERCOMPANY SALES TO MATTRESS FIRM*
24%
NORTH AMERICA DIRECT BEDDING (NON-MATTRESS FIRM)
8%
INTERNATIONAL DIRECT BEDDING**
16%
INTERNATIONAL WHOLESALE BEDDING & FURNISHINGS
10%
NORTH AMERICA WHOLESALE BEDDING & FURNISHINGS
42%

*Eliminated on a consolidated basis in accordance with GAAP.
**International Direct Bedding sales includes Dreams sales.

TEMPUR+SEALY SOMNIGROUP 22

KEY MARKETS 23 NORTH AMERICA • $45B1 bedding market • Supported by durable replacement demand and increasing consumer focus on health, wellness and sleep quality • Continued opportunities to expand through higher slot velocity, expansion into non-traditional channels, and growing DTC presence INTERNATIONAL • $75B1 bedding market • Supported by durable replacement demand and increasing consumer focus on health, wellness and sleep quality • Opportunities for growth in existing and new international markets *See historical U.S. industry detail in Appendix.

SALES GROWTH OUTLOOK 24 Expand into private label and hospitality segments Grow wholesale through existing and new retail relationships Invest in innovation to meet customer demand Expand direct-to-consumer through e-commerce and company-owned stores Invest in U.S. Sealy and Stearns & Foster® products and marketing Positioned to benefit from the U.S. bedding industry normalization

25 A Leading Global Manufacturer

68% 25% 7% OVERVIEW – LEGGETT & PLATT 26 ENGINEERING & INNOVATION LEADERSHIP Deep technical expertise and R&D capabilities support differentiated product innovation across components and finished products, supporting leading positions across multiple industries VERTICALLY INTEGRATED BEDDING PLATFORM Integrated capabilities across the value chain and more than 1,000 bedding patents position the business as a comprehensive solutions provider to bedding customers GLOBAL SCALE & CUSTOMER REACH 100+ manufacturing facilities create global reach and supply chain efficiency with localized manufacturing and distribution operations DIVERSIFIED END-MARKETS Exposure across residential, commercial and industrial end markets provides diversified sales streams and multiple avenues for long-term growth 3Q’26 Sales* WHOLESALE BEDDING & FURNISHINGS INTERCOMPANY BEDDING SALES TO OTHER BUSINESS SEGMENTS** SPECIALIZED PRODUCTS *Reflects the Leggett & Platt sales for the period between closing and quarter-end. **Intercompany sales are eliminated on a consolidated basis in accordance with GAAP.

LEGGETT PORTFOLIO: WHOLESALE BEDDING & FURNISHINGS 27 Leading manufacturer of components and finished products for residential, commercial, and industrial markets BEDDING Vertically-integrated manufacturing capabilities spanning steel rod and wire, innersprings, specialty foam, private label mattresses, adjustable bases and innerspring machinery TEXTILES Distributes geotextile solutions for infrastructure and environmental applications, and dyes, finishes, and converts woven and non-woven textiles into components serving a broad range of end markets FURNITURE AND FLOORING Designs, manufactures, and distributes furniture components, private label finished furniture products and flooring underlayment for residential and commercial markets

LEGGETT PORTFOLIO: SPECIALIZED PRODUCTS HYDRAULICS • Engineered hydraulic cylinder solutions for leading global OEMs across material handling, transportation and heavy construction, supported by in-house engineering expertise and customized, high-quality manufacturing capabilities AUTOMOTIVE • Leading comfort, motion and actuation solutions for automotive OEMs and Tier 1 suppliers, supported by in-house ergonomics and software expertise, end-to- end capabilities from rapid prototyping through high- volume production, and a strategic global manufacturing footprint A trusted provider of engineered components and systems serving automotive and industrial markets worldwide 28

COMPETITIVE DIFFERENTIATORS 29 SCALE LEADING PORTFOLIO Market-leading component and product assortment VERTICAL INTEGRATION End-to-end bedding manufacturing expertise GLOBAL REACH Expansive manufacturing and distribution footprint R&D Advanced technology and product development DIVERSE END MARKETS Broad addressable markets across diversified sectors OPERATIONAL EXCELLENCE Engineering expertise enables industry-leading quality

SALES GROWTH OUTLOOK 30 Accelerate innovation and category- leading differentiation Scale proven capabilities across new customers and end markets Positioned to benefit from the U.S. bedding industry normalization Leverage vertical integration to deliver comprehensive solutions Expand customer partnerships through co-developed solutions

31 A Leading UK Bedding Retailer

DIVERSIFIED PRODUCT OFFERING Multi-branded strategy comprised of in-house brands, Tempur Sealy brands, and third-party brands OVERVIEW – DREAMS 32 LEADING UK BEDDING RETAILER 225+ brick-and-mortar retail stores, 2,000+ colleagues, and an integrated e-commerce platform attracting over 18M visitors3 annually VERTICALLY INTEGRATED In-house manufacturing, distribution and logistics operations result in Dreams producing and delivering the majority of the product it sells GROWTH OPPORTUNITY Driving growth through leveraging its vertically integrated business model and broad brand range of offerings to meet consumer needs

FINANCIALS 33

THIRD QUARTER PERFORMANCE


Q3 '26 Sales by Channel
4%
41%
54%
Direct Bedding
Wholesale Bedding & Furnishings
Specialized Products

	Three Months Ended			Trailing Twelve Months		
(in millions, except percentages and per common share amounts)	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Net Sales	$2,351	$2,123	10.8%	$7,844	$6,816	15.1%
Net Income	$164	$177	-7.8%	$519	$315	64.8%
Adjusted Net Income[2]	$229	$201	13.7%	$630	$519	21.4%
EBITDA[2]	$375	$379	-1.0%	$1,265	$885	42.9%
Adjusted EBITDA[2]	$448	$419	6.8%	$1,389	$1,177	18.0%
GAAP EPS	$0.74	$0.83	-10.8%	$2.41	$1.53	57.5%
Adjusted EPS[2]	$1.04	$0.95	9.5%	$2.94	$2.57	14.0%

SOMNIGROUP 34

2026 OUTLOOK3 35 Expect full-year adjusted EPS2 of $2.90 at the midpoint Other Modeling Assumptions $330MDepreciation & Amortization $255MCapital Expenditures $240MInterest Expense 25%U.S. Federal Tax Rate 220M sharesDiluted Share Count* • The global bedding industry to be down mid-single digits in the back half of the year • We expect sales of approximately $8.65B at the midpoint • Consolidated adjusted gross margin to be slightly above 41% • Approximately $680M of advertising investments • Resulting in adjusted EBITDA2 of $1.4B at the midpoint $1.00 $1.94 $3.19 $2.60 $2.40 $2.55 $2.70 $2.90 $- $1.00 $2.00 $3.00 $4.00 2019 2020 2021 2022 2023 2024 2025 2026 Projected Adjusted EPS2 CAGR of 17% 2019-2026 *Expect fourth quarter 2026 weighted average diluted share count of approximately 233 million shares.

MATTRESS FIRM ACQUISITION NET SYNERGIES[3]

Adjusted EBITDA[1,2] Impact *(in millions)*	2025 Actual	2026 Target	2027 Target	Total
Sales Synergies	$60	$65	$0	$125
Cost Synergies	$20	$65	$50	$135
Total	**$80**	**$130**	**$50**	**$260**

SALES SYNERGIES

- Mattress Firm is further aligning their merchandising to consumer demand
- As a result, we are realizing meaningful expansion in Tempur Sealy's balance of share at Mattress Firm, resulting in incremental Tempur Sealy EBITDA[2]
- We are also realizing an EBITDA[2] benefit from enhanced economics as Mattress Firm deepens relationships with key third-party suppliers

COST SYNERGIES

- Expanded scale and vertical integration drive operational efficiencies across sourcing, manufacturing, and logistics
- Enhanced visibility to consumer demand creates opportunities for agile supply chain management

Sales synergies are based on Mattress Firm 2025 reported sales of $3.5B.

SOMNIGROUP 36

LEGGETT & PLATT ACQUISITION NET SYNERGIES[3]

Adjusted EBITDA[1,2] Impact	2027 Target	2028-2029 Target	Total
(in millions)			
Synergies	$25	$50	$75

SYNERGIES

- Increase internal sourcing and leverage combined purchasing scale across key raw materials
- Optimize manufacturing footprint, distribution network, and broader supply chain operations
- Eliminate duplicative corporate costs and improve organizational efficiency across the platform
- Enhance product development and innovation capabilities across the combined organization
- Accelerate restructuring and productivity initiatives across Leggett operations



SOMNIGROUP 37

TARGET 2028 EPS3 38 2026-2028 Normalized 2026 Adjusted EPS2 and Target 2028 Adjusted EPS2 2026 EPS of $2.90 reflects the 2026 guidance midpoint, which includes approximately $0.10 of accretion from the partial year of Leggett. $2.80 $2.80 $0.10 $0.35 $0.25$2.90 $3.40 $2.00 $3.00 $4.00 $5.00 $6.00 2026 adjusted EPS² 2026 adjusted EPS² with run-rate Leggett accretion and 2027 synergies Target 2028 adjusted EPS² Leggett accretion Synergies $5.15

$517 $60 $60 $60 $60 $60 $870 $1,300 $800 $500 $527 $500 0 500 1,000 1,500 2,000 2,500 2027 2028 2029 2030 2031 Thereafter Revolving Credit Facility Term Loan A Securitized Debt 2029 Senior Notes 2031 Senior Notes Term Loan B 2027 Senior Notes CAPITAL STRUCTURE 39 • Leverage2 was 2.7x and liquidity was ~$1.1B as of 9/30/26 • Credit ratings • Fitch: BB+ • Moody’s: Ba1 • S&P: BB+ 76% Fixed 24% Variable 100% Variable 96% Fixed 4% Variable 100% Variable 42% Fixed 58% Variable 36% Fixed 64% Variable Debt Maturity Horizon

Thank you for your interest in For more information, please email: investor.relations@somnigroup.com 40

APPENDIX 41

U.S. HISTORICAL INDUSTRY VOLUMES1 42 U.S. Produced Mattress Units Source: ISPA, U.S. ITC, management estimates * We believe that imported mattresses have similarly declined in recent years. ** U.S. population is based on data from the U.S. Census Bureau. 18.1 20.1 20.9 22.5 24.3 23.5 23.6 23.5 24.1 24.7 20.4 18.0 16.7 15.9 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 15.0 16.0 17.0 18.0 19.0 20.0 21.0 22.0 23.0 24.0 25.0 2009 20-year Trough 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 U .S . P ro du ce d U ni ts / U .S . P op ul at io n U .S . P ro du ce d U ni ts (M ill io ns ) U.S. Produced Units* 10-Year Average 20-Year Trough (2009) U.S. Produced Units / U.S. Population**

SGI VIEW - U.S. MATTRESS INDUSTRY ANALYSIS1 43Source: ISPA, U.S. ITC, management estimates 10 15 20 25 30 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Total U.S. Produced Consumption in Units Trend Line (Based on 2011–2021 CAGR)

44 SUSTAINABILITY INITIATIVES Environmental • Expanded our emissions reporting boundary to include manufacturing, logistics, and retail operations across Somnigroup, including Tempur Sealy, Mattress Firm, and Dreams, providing a more comprehensive view of energy consumption and emissions and establishing a stronger foundation for future tracking and reduction efforts • Implemented a Deforestation Policy to strengthen responsible sourcing practices, promote sustainable forest management, and enhance supply chain due diligence • Achieved zero waste to landfill status at 100% of our Tempur Sealy and Dreams corporate offices and R&D labs by 2025 and maintained zero waste to landfill status at all our wholly owned global manufacturing operations Purpose • Received the Product Development and Management Association Outstanding Corporate Innovator Award for Tempur Sealy, recognizing our sustained excellence in product innovation and consistent execution in bringing new products to market • Continued to advance product innovation by delivering new technologies and sleep solutions, including the launch of the Sealy Posturepedic® collection featuring PrecisionFit Coil technology, designed to enhance support, improve alignment, and elevate sleep quality across a range of consumer needs and price points • Contributed over $26 million in product and monetary donations to charitable causes People • Advanced employee health and safety performance through comprehensive initiatives, including continued improvement in key safety metrics such as reduced injury rates • Formalized an internal policy on artificial intelligence governance that outlines how we responsibly manage the use of AI tools across the organization while safeguarding data, mitigating risk, and upholding ethical standards • Strengthened employee engagement and culture, achieving engagement scores of 77% at Tempur Sealy and 76% at Mattress Firm, both exceeding industry benchmarks, with high participation rates across global surveys The impact of acquisitions will be integrated into our Corporate Responsibility disclosures and initiatives 24 months after closing. 2026 Updates

FORWARD-LOOKING STATEMENTS

This investor presentation contains statements regarding the Company's expectations of future performance, statements relating to the Company's expectations regarding the Mattress Firm acquisition and the Leggett & Platt acquisition, integration of acquired companies with our business (including Mattress Firm and Leggett & Platt), the Company's quarterly cash dividend, the Company's expectations regarding geopolitical events (including the war in Ukraine, the war in the Middle East, and any related effect on pricing, sales, and supply of materials), the Company's share repurchase targets, the Company's expectations regarding net sales and adjusted EPS for 2026 and subsequent periods and the Company's expectations for increasing sales growth, product launches, channel growth, acquisitions and commodities outlook, expectations regarding the imposition of new tariffs and retaliatory tariffs, increases in existing tariffs and other changes in trade policy and regulations, changes in tax laws generally, including the H.R. 1 bill, a potential U.S. government shutdown and its effect on sales and supply of materials, and expectations regarding supply chain disruptions and the macroeconomic environment. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Note Regarding Historical Financial Information:
In this investor presentation we provide or refer to certain historical information for the Company. For a more detailed discussion of the Company's financial performance, please refer to the Company's SEC filings.

Note Regarding Trademarks, Trade Names, and Service Marks:
TEMPUR®, Tempur-Pedic®, the Tempur-Pedic & Reclining Figure Design®, TEMPUR-Adapt®, TEMPUR-ProAdapt®, TEMPUR-LuxeAdapt®, TEMPUR-ProBreeze®, TEMPUR-LuxeBreeze®, TEMPUR-Cloud®, TEMPUR-Contour™, TEMPUR-Rhapsody™, TEMPUR-Flex®, THE GRANDBED BY Tempur-Pedic®, TEMPUR-Ergo®, TEMPUR-UP™, TEMPUR-Neck™, TEMPUR-Symphony™, TEMPUR-Comfort™, TEMPUR-Traditional™, TEMPUR-Home™, Sealy®, Sealy Posturepedic®, Stearns & Foster®, COCOON by Sealy™, SealyChill™, Clean Shop Promise®, Mattress Firm®, Leggett & Platt®, and Sleepy's® are trademarks, trade names, or service marks of Somnigroup International Inc., and/or its subsidiaries. All other trademarks, trade names, and service marks in this presentation are the property of the respective owners.

Limitations on Guidance: The guidance included herein is from or supplemental to the Company's press release and related earnings call on November 9, 2026. The Company is neither reconfirming this guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above.

SOMNIGROUP 45

46 In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, free cash flow, consolidated indebtedness less netted cash, and leverage, which are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”) and do not purport to be alternatives to net income and earnings per share as a measure of operating performance, an alternative to cash provided by operating activities as a measure of liquidity, or an alternative to total debt. The Company believes these non-GAAP measures provide investors with performance measures that better reflect the Company’s underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments management makes to derive the non-GAAP measures include adjustments to exclude items that may cause short-term fluctuations in the nearest GAAP measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company’s business. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results from continuing operations and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its consolidated and business segment performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability purposes. Limitations associated with the use of these non-GAAP measures include that these measures do not present all the amounts associated with the Company’s results as determined in accordance with GAAP. These non-GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information regarding the use of these non-GAAP financial measures, please refer to the reconciliations on the following pages and the Company’s SEC filings. EBITDA and Adjusted EBITDA A reconciliation of the Company’s GAAP net income to EBITDA and adjusted EBITDA per credit facility is provided on the subsequent slides. Management believes that the use of EBITDA and adjusted EBITDA per credit facility provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period as well as the Company’s compliance with requirements under its credit agreement. Adjusted Net Income and Adjusted EPS A reconciliation of the Company’s GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on subsequent slides. Management believes that the use of adjusted net income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Forward-looking Adjusted EPS is a non-GAAP financial measure. The Company is unable to reconcile this forward-looking non-GAAP measure to EPS, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact EPS in 2026. Leverage Consolidated indebtedness less netted cash to adjusted EBITDA per credit facility, which the Company may refer to as leverage, is provided on a subsequent slide and is calculated by dividing consolidated indebtedness less netted cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA per credit facility. The Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as general information about the Company's progress in managing its leverage. USE OF NON-GAAP FINANCIAL MEASURES INFORMATION

47 QTD ADJUSTED NET INCOME2 AND ADJUSTED EPS2 *For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company’s SEC filings. Three Months Ended September 30, 2025September 30, 2026(in millions, except per share amounts) $ 177.4$ 163.5Net income (0.9)35.5Transaction costs (1) —14.8Business combination charges, Leggett & Platt (2) —13.0Loss on extinguishment of debt (3) —10.0Non-cash effects of purchase accounting (4) 32.29.0Business combination charges, Mattress Firm (5) 7.3—Supply chain transition costs (6) 1.3—Disposition-related costs (7) (15.9)(16.9)Adjusted income tax provision (8) $ 201.4$ 228.9Adjusted net income $ 0.95$ 1.04Adjusted earnings per common share, diluted 212.5220.2Diluted shares outstanding

48 QTD ADJUSTED NET INCOME2 AND ADJUSTED EPS2 *For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company’s SEC filings. In the third quarter of 2026, we recorded $35.5 million of transaction costs, primarily associated with legal and professional fees related to the Leggett & Platt Acquisition. In the third quarter of 2025, we recorded a benefit of $0.9 million of transaction costs related to the Mattress Firm Acquisition. (1) In the third quarter of 2026, we recorded $14.8 million of business combination charges related to the Leggett & Platt Acquisition.(2) In the third quarter of 2026, we recognized $13.0 million of loss on extinguishment of debt associated with the refinancing of its senior secured credit facilities. (3) In the third quarter of 2026, we recorded $10.0 million of non-cash charges related to fair value adjustments recorded in accordance with business combination accounting. (4) In the third quarter of 2026, we recorded $9.0 million of business combination charges related to the Mattress Firm Acquisition. In the third quarter of 2025, we recorded $32.2 million of business combination charges related to the Mattress Firm Acquisition. (5) In the third quarter of 2025, we recognized $7.3 million in supply chain transition costs, primarily related to a manufacturing facility lease termination. (6) In the third quarter of 2025, we recognized $1.3 million of disposition-related costs, primarily related to retail store transition costs incurred for the divestiture to Mattress Warehouse. (7) Adjusted income tax provision represents the tax effects associated with the aforementioned items and other non-recurring discrete items. (8)

TTM ADJUSTED NET INCOME[2] AND ADJUSTED EPS[2]

(in millions, except per common share amounts)		Trailing Twelve Months Ended September 30, 2026
Net income	$	519.4
Transaction costs [(1)]		47.5
Non-cash effects of purchase accounting [(2)]		10.0
Business combination charges, Mattress Firm [(3)]		34.3
Business combination charges, Leggett & Platt [(4)]		14.8
Loss on extinguishment of debt [(5)]		13.0
Legal and other charges [(6)]		8.6
Cloud-based computing arrangements impairment [(7)]		6.2
Adjusted income tax provision [(8)]		(24.1)
Total adjustments	$	110.3
Adjusted net income	$	629.7
Adjusted earnings per share, diluted	$	2.93

(1) In the trailing twelve months ended September 30, 2026, we recognized $47.5 million of transaction costs primarily related to the Leggett & Platt Acquisition.
(2) In the trailing twelve months ended September 30, 2026, we recorded $10.0 million of non-cash charges related to fair value adjustments recorded in accordance with business combination accounting.
(3) In the trailing twelve months ended September 30, 2026, we recognized $34.3 million of business combination charges primarily related to the floor model transition associated with the refinement of Mattress Firm's multi-branded merchandising plan, professional fees and restructuring costs.
(4) In the trailing twelve months ended September 30, 2026, we recorded $14.8 million of business combination charges related to the Leggett & Platt Acquisition.
(5) In the trailing twelve months ended September 30, 2026, we recognized $13.0 million of loss on extinguishment of debt associated with the refinancing of its senior secured credit facilities.
(6) In the trailing twelve months ended September 30, 2026, we recorded $8.6 million of one-time charges, including $6.1 million of legal fees and $2.5 million of customer-related charges.
(7) In the trailing twelve months ended September 30, 2026, we recorded $6.2 million of impairment charges related to certain cloud-based computing arrangements.
(8) Adjusted income tax provision represents the tax effects associated with the aforementioned items and other non-recurring discrete items.

SOMNIGROUP 49

*For a reconciliation net income to adjusted net income and adjusted EPS in prior reporting periods, please refer to the Company's SEC filings.

QTD ADJUSTED EBITDA[2]

(in millions)	Three Months Ended September 30, 2026		Three Months Ended September 30, 2025	
Net income	$	163.5	$	177.4
Interest expense, net		58.4		69.9
Non-cash effects of purchase accounting, interest expense (1)		0.9		—
Income tax provision		59.9		56.2
Depreciation and amortization		83.4		75.5
Non-cash effects of purchase accounting, depreciation & amortization (1)		9.1		—
EBITDA	$	375.2	$	379.0
Adjustments:				
Transaction costs (2)		35.5		(0.9)
Business combination charges, Leggett & Platt (3)		14.8		—
Loss on extinguishment of debt (4)		13.0		—
Business combination charges, Mattress Firm (5)		9.0		32.2
Supply chain transition costs (6)		—		7.3
Disposition-related costs (7)		—		1.3
Adjusted EBITDA	$	447.5	$	418.9

(1) In the third quarter of 2026, we recorded $10.0 million of non-cash charges related to fair value adjustments recorded in accordance with business combination accounting.

(2) In the third quarter of 2026, we recorded $35.5 million of transaction costs, primarily associated with legal and professional fees related to the Leggett & Platt Acquisition. In the third quarter of 2025, we recorded a benefit of $0.9 million of transaction costs related to the Mattress Firm Acquisition.

(3) In the third quarter of 2026, we recorded $14.8 million of business combination charges related to the Leggett & Platt Acquisition.

(4) In the third quarter of 2026, we recognized $13.0 million of loss on extinguishment of debt associated with the refinancing of its senior secured credit facilities.

(5) In the third quarter of 2026, we recorded $9.0 million of business combination charges related to the Mattress Firm Acquisition. In the third quarter of 2025, we recorded $32.2 million of business combination charges related to the Mattress Firm Acquisition.

(6) In the third quarter of 2025, we recognized $7.3 million in supply chain transition costs, primarily related to a manufacturing facility lease termination.

(7) In the third quarter of 2025, we recognized $1.3 million of disposition-related costs, primarily related to retail store transition costs incurred for the divestiture to Mattress Warehouse.

*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

SOMNIGROUP 50

TTM ADJUSTED EBITDA[2]

(in millions)		Trailing Twelve Months Ended September 30, 2026
Net income	$	519.4
Interest expense, net		241.6
Non-cash effects of purchase accounting, interest expense (1)		0.9
Income tax provision		183.3
Depreciation and amortization		310.6
Non-cash effects of purchase accounting, depreciation & amortization (1)		9.1
EBITDA	$	1,264.9
Adjustments:		
Transaction costs (2)		47.5
Business combination charges, Mattress Firm (3)		34.3
Business combination charges, Leggett & Platt (4)		14.8
Loss on extinguishment of debt (5)		13.0
Legal and other charges (6)		8.6
Cloud-based computing arrangements impairment (7)		6.2
Adjusted EBITDA	$	1,389.3
Earnings from Leggett & Platt prior to acquisition (8)		330.5
Future cost synergies to be realized from Leggett & Platt acquisition (9)		75.0
Future cost synergies to be realized from Mattress Firm acquisition (10)		70.0
Adjusted EBITDA per credit facility	$	1,864.8
Consolidated indebtedness less netted cash	$	5,014.9
Ratio of consolidated indebtedness less netted cash to adjusted EBITDA per credit facility		2.69 times

SOMNIGROUP 51

*For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company's SEC filings.

52 TTM ADJUSTED EBITDA2 *For a reconciliation net income to EBITDA and Adjusted EBITDA in prior reporting periods, please refer to the Company’s SEC filings. In the trailing twelve months ended September 30, 2026, we recorded $10.0 million of non-cash charges related to fair value adjustments recorded in accordance with business combination accounting. (1) In the trailing twelve months ended September 30, 2026, we recognized $47.5 million of transaction costs primarily related to the Leggett & Platt Acquisition. (2) In the trailing twelve months ended September 30, 2026, we recognized $34.3 million of business combination charges primarily related to the floor model transition associated with the refinement of Mattress Firm's multi-branded merchandising plan, professional fees and restructuring costs. (3) In the trailing twelve months ended September 30, 2026, we recorded $14.8 million of business combination charges related to the Leggett & Platt Acquisition. (4) In the trailing twelve months ended September 30, 2026, we recognized $13.0 million of loss on extinguishment of debt associated with the refinancing of its senior secured credit facilities. (5) In the trailing twelve months ended September 30, 2026, we recorded $8.6 million of one-time charges, including $6.1 million of legal fees and $2.5 million of customer-related charges. (6) In the trailing twelve months ended September 30, 2026, we recorded $6.2 million of impairment charges related to certain cloud-based computing arrangements. (7) We completed the Leggett & Platt Acquisition on August 26, 2026 and designated this subsidiary as restricted under the 2023 Credit Agreement. For covenant compliance purposes, we included $330.5 million of Leggett & Platt adjusted EBITDA for the period prior to acquisition in our calculation of adjusted EBITDA per credit facility for the trailing twelve months ended September 30, 2026. (8) In the trailing twelve months ended September 30, 2026, we are permitted to include $75.0 million of future cost synergies expected to be realized in connection with the Leggett & Platt Acquisition for the purpose of calculating our adjusted EBITDA in accordance with the 2023 Credit Agreement. (9) In the trailing twelve months ended September 30, 2026, we are permitted to include $70.0 million of future cost synergies expected to be realized in connection with the Mattress Firm Acquisition for the purpose of calculating our adjusted EBITDA in accordance with the 2023 Credit Agreement. (10)

53 LEVERAGE2 RECONCILIATION *For a reconciliation of leverage to consolidated indebtedness less netted cash in prior reporting periods, please refer to the Company’s SEC filings. We present deferred financing costs as a direct reduction from the carrying amount of the related debt in the Condensed Consolidated Balance Sheets. For purposes of determining total debt for financial covenant purposes, we have added these costs back to total debt, net as calculated per the Condensed Consolidated Balance Sheets. (1) Netted cash includes cash and cash equivalents for domestic and foreign subsidiaries designated as restricted subsidiaries in the 2023 Credit Agreement.(2) September 30, 2026(in millions) $ 5,381.6Total debt, net 245.4Plus: Deferred financing costs (1) 5,627.0Total debt 612.1Less: Netted cash (2) $ 5,014.9Consolidated indebtedness less netted cash

54 FOOTNOTES 1 Management estimates, informed by equity research notes and other industry reports 2 Adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA per credit facility, adjusted EPS, leverage, and free cash flow are non-GAAP financial measures. Please refer to the “Use of Non-GAAP Financial Measures Information” on a previous slide for more information regarding the definitions of adjusted net income, EBITDA, adjusted EBITDA, adjusted EPS, leverage, and free cash flow, including the adjustments (as applicable) from the corresponding GAAP information. Please refer to “Forward-Looking Statements” and “Limitations on Guidance” on a previous slide 3 Based on and supplemental to the Company’s financial targets provided in the press release dated November 9, 2026, and the related earnings call on November 9, 2026, and the long-term perspective provided in the press release dated February 17, 2026, and the related earnings call on February 17, 2026. Please refer to “Forward- Looking Statements” and “Limitations on Guidance.” The Company is unable to reconcile forward‐looking adjusted EPS, a non‐GAAP financial measure, to EPS, its most directly comparable forward‐looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact EPS in 2026 or beyond